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                                                                     Exhibit 4.2

                             SUPPLEMENTAL INDENTURE

                                       OF

                                    GUARANTOR

         THIS SUPPLEMENTAL INDENTURE dated as of October 7, 2003, is delivered pursuant to Section 10.04 of the Indenture dated as of September 25, 1997 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "Indenture") among LAMAR MEDIA CORP., a Delaware corporation, certain of its subsidiaries ("Guarantors") and U.S. BANK NATIONAL ASSOCIATION, as successor to State Street Bank And Trust Company, a Massachusetts banking corporation, as Trustee ("Trustee") (all terms used herein without definition having the meanings ascribed to them in the Indenture).

         The undersigned hereby agree that:

         1. The undersigned is a Guarantor under the Indenture with all of the rights and obligations of Guarantors thereunder.

         2. The undersigned hereby grants, ratifies and confirms the guarantee provided for by Article Ten of the Indenture to guarantee unconditionally, jointly and severally with the other Guarantors, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable.

         3. The undersigned hereby represents and warrants that the representations and warranties set forth in the Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

         4. All notices, requests and other communications provided for in the Indenture should be delivered to the undersigned at the address specified in
Section 12.02 of the Indenture.

         5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the Indenture.

         6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the day and year first above written.

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                                            Guarantor:

                                            Premere Outdoor, Inc.
                                            an Illinois corporation

                                            By: /s/ Keith A. Istre
                                                ----------------------------
                                                Keith A. Istre
                                                Vice President - Finance and
                                                Chief Financial Office

Attest:

By: /s/ James R. McIlwain
    --------------------------------
        James R. McIlwain, Secretary

Accepted:

U.S. BANK NATIONAL ASSOCIATION
as successor to State Street Bank and Trust
         Company, as Trustee

By: /s/ John A. Brennan
    ----------------------------------------
Title: Assistant Vice President

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                        Additional Subsidiary Guarantors

Ham Development Corporation

10 Outdoor Advertising, Inc.

Lamar California Acquisition Corporation

                                   Page 3 of 3